June 2, 1998



Securities and Exchange Commission
7 World Trade Center
New York, New York 10048

Re:  Pride Automotive Group, Inc.
     Registration Statement on Form SB-2
     File No. 333-296-NY

Ladies and Gentlemen:

         We have acted as counsel to Pride Automotive Group, Inc. (the "Registrant") with respect to the above Registration Statement on Form SB-2, relating to the registration of up to 1,092,500 shares of Common Stock and 2,300,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to be sold pursuant to an Underwriting Agreement between the Registrant, Mason Hill & Co., Inc., and The Thornwater Company, L.P. (collectively referred to as the "Underwriters"). The Registration Statement further relates to the registration of 95,000 shares of Common Stock and 200,000 Warrants to be sold to the Underwriters (the "Underwriters' Warrant") and the shares issuable upon the exercise of the Warrants and the Underwriters' Warrant. In connection therewith, we have examined the Certificate of Incorporation and By-Laws of the Registrant, as amended through the date hereof, and such other materials as we deem pertinent. Based upon the foregoing, it is our opinion that:

         1. The 1,092,500 shares of Common Stock when paid for and issued pursuant to the terms of the aforesaid Underwriting Agreement, will be legally issued, fully paid and non-assessable.

         2. The Warrants, Underwriters' Warrant and the Warrants issuable upon the exercise of the Underwriters' Warrant, when issued and paid for in accordance with the terms of the Underwriting Agreement and the related Warrant Agreement or Underwriters' Warrant Agreement, as the case may be, will constitute valid and binding obligations of the Company to issue shares of the Company's Common Stock upon full payment therefor pursuant to the terms of the related instrument.



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Securities and Exchange Commission
June 2, 1998
Page 2.

         3. The shares of Common Stock, when issued and paid for in accordance with the terms of the Warrants and Underwriters' Warrant will be legally issued, fully paid and non-assessable.

         We  consent  to  the  use  of  this  opinion  as  an  exhibit  to  said
Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                              Very truly yours,



                                                              LAMPERT & LAMPERT